UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

LUNAI BIOWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LUNAI BIOWORKS, INC.

3400 Cottage Way, Suite G2, #3256

Sacramento, California 95825

DEFINITIVE ADDITIONAL MATERIALS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 8, 2026

Dated May 1, 2026

This document constitutes definitive additional soliciting material filed by Lunai Bioworks, Inc., a Delaware corporation (the “Company”), pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the Company’s special meeting of stockholders, originally scheduled for May 4, 2026 and rescheduled to be held on May 8, 2026 at [time] Eastern Time, virtually via the meeting platform identified in the Company’s definitive proxy statement, as amended and supplemented (including any adjournment, postponement or recess of such meeting, the “Special Meeting”).

On May 1, 2026, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Closing 8-K”) reporting (i) the completion of the Company’s previously announced acquisition of Neurobridge IP Holdings Incorporated and the issuance of the Company’s Series B Convertible Preferred Stock issued as merger consideration, (ii) the Company’s actions to achieve compliance with the continued listing requirements of The Nasdaq Stock Market LLC, and (iii) information regarding the matters to be voted on at the Special Meeting. The full text of the Closing 8-K (including the disclosures regarding the closing, the conversion gate, the Company’s Section 5.11 Stockholder Approval solicitation covenant, the Nasdaq Stockholders’ Equity Rule compliance status, and the Reverse Split Proposal to be voted on at the Special Meeting) is hereby incorporated by reference into this definitive additional soliciting material in its entirety, and is being filed contemporaneously herewith as additional definitive soliciting material in connection with the Special Meeting. The Closing 8-K is available on the SEC’s website at www.sec.gov.

The Company’s Board of Directors recommends that stockholders vote FOR each of the proposals described in the Definitive Proxy Statement, as amended and supplemented, including the Reverse Split Proposal. This document does not change any of the proposals to be voted on at the Special Meeting, does not seek any vote, consent or other authorization with respect to the Merger, the issuance of the Series B Preferred Stock or the conversion of the Series B Preferred Stock into common stock, and does not request that any stockholder return a new proxy. Proxies previously submitted by stockholders remain effective and will be voted at the Special Meeting in accordance with such stockholders’ instructions unless and until properly revoked.

Additional Information and Where to Find It

The Company has filed with the SEC a definitive proxy statement, as amended and supplemented, in connection with the Special Meeting, including (i) the original definitive proxy statement and form of proxy filed on April 13, 2026, (ii) a revised definitive proxy statement on Schedule 14A (DEFR14A) filed on April 15, 2026 amending the original definitive proxy statement, and (iii) the Current Report on Form 8-K filed on April 28, 2026 announcing the postponement of the previously scheduled May 4, 2026 Special Meeting to May 8, 2026 (together with any further amendment or supplement thereto, the “Definitive Proxy Statement, as amended and supplemented”). Stockholders are urged to read the definitive proxy statement, as amended and supplemented, and any other relevant documents filed with the SEC because they contain important information regarding the matters to be voted on at the Special Meeting. Stockholders may obtain free copies of the Definitive Proxy Statement, as amended and supplemented, the Closing 8-K and any other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, or by directing a request to the Company at 3400 Cottage Way, Suite G2, #3256, Sacramento, California 95825, Attention: Corporate Secretary.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Special Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in (i) the original definitive proxy statement filed on April 13, 2026 (specifically including the sections captioned “Security Ownership of Certain Beneficial Owners and Management” and “Compensation of Directors and Executive Officers”), (ii) the DEFR14A filed on April 15, 2026, and (iii) the Company’s most recent Annual Report on Form 10-K filed with the SEC, in each case as updated from time to time by the Company’s other filings with the SEC, including any Statements of Change in Ownership on Form 4 filed by such participants since the date of the Definitive Proxy Statement, as amended and supplemented. Such filings are available free of charge on the SEC’s website at www.sec.gov, consistent with SEC Compliance and Disclosure Interpretation 132.03.

Forward-Looking Statements

This document, together with the Closing 8-K incorporated by reference herein, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company’s compliance with the Nasdaq Stockholders’ Equity Rule and Bid Price Rule following the Merger; the accounting and fair-value treatment of the Series B Preferred Stock and the resulting effect on stockholders’ equity; the conduct, outcome and timing of the Special Meeting (including the Reverse Split Proposal); the timing, content and terms of any solicitation of the Stockholder Approval pursuant to the Company’s Section 5.11 solicitation covenant under the Merger Agreement; the value, validity or enforceability of the patents and patent application acquired in the Merger; and the Company’s continued listing on The Nasdaq Capital Market. Important factors that could cause actual results to differ materially are described in the Closing 8-K and in the Company’s filings with the SEC, including under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statement, except as required by law.

Sincerely,

/s/ David Weinstein
LUNAI BIOWORKS, INC.
By:	David Weinstein
Title:	Chief Executive Officer